UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Alliance One International, Inc. (“AOI” or the “Company”) continues to carefully monitor crop purchases this season. The Brazilian 2016 crop was impacted by significantly higher rain fall attributed to El Niño weather patterns. As a consequence, yields were approximately 30% lower in certain regions for Virginia flue-cured and burley tobaccos compared to the prior year, resulting in a short crop and a reduction in anticipated processing volumes for the fiscal year ending March 31, 2017. As a result, AOI anticipates total Brazilian volumes sold in its fiscal year ending March 31, 2017 will be lower than those in the prior fiscal year. The August 2016 report of the Food and Agriculture Organization of the United Nations highlights a return of La Niña weather patterns, which is characterized by drier weather in the tobacco growing areas of south Brazil, which the Company expects could result in greater than typical historical crop levels in Brazil’s 2017 growing season that will be sold in AOI’s fiscal year ending March 31, 2018, for which plantings are currently underway.

The Company anticipates, based on current internal forecasts, that its revenues for the fiscal year ending March 31, 2017 will be improved compared to revenues for its fiscal year ended March 31, 2016 and its adjusted EBITDA for the fiscal year ending March 31, 2017 will be in the range of approximately $170 million to $185 million.

Each of these estimates is a “forward-looking statement” as defined in the Private Securities Litigation Reform Act of 1995 and is based on current expectations of future events, including, but not limited to, future results and other matters that are not historical facts. The estimates are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated, expected or projected. The following factors, among others, could cause actual results to differ from those expressed in these forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, adverse weather conditions, changes in costs incurred in supplying tobacco and related services and the impact of regulation and litigation. Additional factors that could cause the Company’s results to differ materially from those expressed or implied by these forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and the other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

Adjusted EBITDA is calculated in a manner consistent with the presentation of adjusted EBITDA in the Company’s press release dated August 8, 2016 and submitted as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 8, 2016. Adjusted EBITDA is not a financial measure under United States generally accepted accounting principles (“GAAP”). Because of the forward-looking nature of the Company’s estimate of adjusted EBITDA, it is impractical to present a quantitative reconciliation of such measure to a comparable GAAP measure, and accordingly no such GAAP measure is being presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary